Law Offices
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                             Philadelphia, PA 19103


Direct Dial: (215) 564-8074


                                    November 15, 1999


Frank Russell Investment Company
909 A Street
Tacoma, Washington  98402

            Re:   Frank Russell Investment Company

Ladies and Gentlemen:

      We have previously executed an opinion with respect to the legality of the issuance of shares of the Trust. We hereby consent to the continued use of that opinion as an exhibit to the Registration Statement of the Trust, covering the registration of the shares of the Trust under the Securities Act of 1933, as amended, and we further consent to any reference in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                              Very truly yours,

                                    STRADLEY, RONON, STEVENS & YOUNG, LLP
                              BY:   /S/ STEVEN M. FELSENSTEIN
                                    Steven M. Felsenstein, a Partner